Exhibit 31.01

CERTIFICATION

I, Seth Lederman, certify that:

1.	I have reviewed this annual report on Form 10-K/A (Amendment No. 1) of Tonix Pharmaceuticals Holding Corp.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: September 1, 2017

/s/ SETH LEDERMAN
Seth Lederman
Chief Executive Officer